                                                                    Exhibit 3.39

                          CERTIFICATE OF INCORPORATION
                                       OF
                           SYNCOR IMAGING CORPORATION

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter called the "Corporation") is Syncor Imaging Corporation.

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Cidty of Wilmington 19805, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation shall be to promote any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000. The par value of each of such shares is $.05. All such shares are of one class and are shares of Common Stock.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

      NAME                           MAILING ADDRESS
Pamela J. Bumham             6464 Canoga Ave.
                             Woodland Hills, CA  91367-2407

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

         The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (p) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on September 5, 1997

/s/ Pamela J. Burnham
---------------------------------
Pamela J. Burnham
Incorporator

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                           SYNCOR IMAGING CORPORATION

         SYNCOR IMAGING CORPORATION (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1.       The name of the corporation is SYNCOR IMAGING CORPORATION;

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and substituting in lieu of said Article First the following new Article First:

                  "First: The name of the Corporation is International Diagnostic Imaging, Inc."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 11th day of December, 1997.

                                      /s/ Robert G. Funari
                                      --------------------------
                                      Robert G. Funari
                                      President & CEO

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                     INTERNATIONAL DIAGNOSTIC IMAGING, INC.

         International Diagnostic Imaging, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is International Diagnostic Imaging, Inc. (hereinafter called the "Corporation");

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and substituting in lieu of said Article First the following new Article First:

                  "First: The name of the Corporation is Comprehensive Medical Imaging, Inc."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 11th day of December, 1997.

                                         /s/ Haig S. Bagerdjian
                                         ---------------------------------
                                         Haig S. Bagerdjian
                                         Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                       COMPREHENSIVE MEDICAL IMAGING, INC.

         The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

         1. The name of the corporation is Comprehensive Medical Imaging, Inc. (the "Company").

         2. Article Fourth of the Certificate of Incorporation of the Company is amended to read as follows:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock, par value $.05 per share."

         3. The amendment effected herein was duly authorized by a Unanimous Written Consent of the Board of Directors of the Company and by written consent of the sole stockholder of the Company pursuant to Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 23rd day of March, 1998.

                                  /s/ Nanci K. Carr
                                  ----------------------
                                  Nanci K. Carr
                                  Assistant Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT
                       COMPREHENSIVE MEDICAL IMAGING, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is Comprehensive Medical Imaging, Inc.

                  2. The registered office of the Corporation with the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

                  3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

                  4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 23, 2000

                                         /s/ Wayne K. Baldwin
                                         ------------------------------
                                         Wayne K. Baldwin, Secretary &
                                         General Counsel

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT
                       COMPREHENSIVE MEDICAL IMAGING, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is:

                           COMPREHENSIVE MEDICAL IMAGING, INC.

                  2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

                  3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

                  4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on April 7, 2003

                                     /s/ Robin Smith Hoke
                                     ---------------------------------------
                                     Name: Robin Smith Hoke
                                     Title: Vice President